EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 29, 2022, with respect to the combined financial statements of GE HealthCare Technologies Inc. (a carve-out business of General Electric Company), incorporated herein by reference.

/s/ KPMG LLP

Chicago, Illinois

February 15, 2023